UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	August 23, 2007 (August 20, 2007)

Community Capital Bancshares, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Georgia
(State or Other Jurisdiction of Incorporation)

000-25345	58-2413468
(Commission File Number)	(IRS Employer Identification No.)

2815 Meredyth Drive, Albany, Georgia	31707
(Address of Principal Executive Offices)	(Zip Code)

(229) 446-2265
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                      Amendments to Articles of Incorporation or Bylaws

On August 20, 2007, and effective immediately, the Board of Directors of Community Capital Bancshares, Inc. (the “Company”) adopted amendments to the Company’s Bylaws.  The amendments provide for the interest of each shareholder to be evidenced by uncertificated shares of the Company, which are maintained on the transfer agent’s records, but for which stock certificates have not been issued.  In addition, the amendments include a new provision requiring the business conducted at annual meetings of shareholders to be limited to business properly brought before the meeting.  For a shareholder to properly bring business before a meeting, the shareholder must provide at least thirty days written notice, in the form prescribed by the Bylaws, to the Secretary of the Company of such business.  The amendments also include a new provision stating that shareholders may nominate directors by providing written notice, in the form prescribed by the Bylaws, to the Secretary of the Company of such nomination at least thirty days prior to the date of the meeting of shareholders at which directors are to be elected.  Finally, the amendments provide that an evaluation of expenses related to indemnification will be made in the same manner as the determination that indemnification is permissible because the director or officer has met the appropriate standard of conduct, and permit indemnification for regulatory actions.  A copy of the Amended and Restated Bylaws of the Company is attached hereto as Exhibit 3.3.

Item 9.01.	Financial Statements, Pro Forma Information and Exhibits.

(d)     Exhibits.

Exhibit 3.3	Amended and Restated Bylaws of Community Capital Bancshares, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMMUNITY CAPITAL BANCSHARES, INC.

Dated: August 23, 2007
By: /s/ David J. Baranko
Name: David J. Baranko
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

3.3	Amended and Restated Bylaws of Community Capital Bancshares, Inc.

4